                                                                 Exhibit (e)(7)

AMERICAN GENERAL
Life Companies

                            EXECUTIVE ADVANTAGE/SM/
                     REALLOCATION and REBALANCING REQUEST

   Insured:  _________________________________      Policyholder: ___________________________________________
             (Last Name, First Name, Middle Name)                 (Last Name, First Name, Middle Name)

Policy Number:   ____________________    Social Security No.: ____-____-______

    . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

    . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

    . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

    .  Transfers must be in whole dollars or whole percentages.
       Please rebalance the subaccounts to achieve the percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the Owner.

                                                                                                  Percent
GUARANTEED ACCOUNT                                _______%                                        -------

  AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE
     FUNDS)                                                GOLDMAN SACHS VARIABLE INSURANCE TRUST
  Invesco Van Kampen V.I. High Yield Fund         _______%   Strategic International Equity Fund  _______%
  Invesco Van Kampen V.I. American Value Fund     _______%   Structured U.S. Equity Fund          _______%
  ALLIANCE BERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.   JPMORGAN INSURANCE TRUST
  Growth Portfolio                                _______%   Small Cap Core Portfolio             _______%
  Growth and Income Portfolio                     _______% THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
  Large Cap Growth Portfolio                      _______%   Core Plus Fixed Income Portfolio     _______%
  Small Cap Growth Portfolio                      _______%   Emerging Markets Equity Portfolio    _______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                   Mid Cap Growth Portfolio             _______%
  VP Income & Growth Fund                         _______% NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
  VP International Fund                           _______%   AMT Large Cap Value Portfolio        _______%
BLACKROCK VARIABLE SERIES FUNDS, INC.                      PIMCO VARIABLE INSURANCE TRUST
 BlackRock Basic Value V.I. Fund                  _______%   High Yield Portfolio                 _______%
 BlackRock Capital Appreciation V.I. Fund         _______%   Long-Term U.S. Government Portfolio  _______%
 BlackRock U.S. Government Bond V.I. Fund         _______%   Real Return Portfolio                _______%
 BlackRock Value Opportunities V.I. Fund          _______%   Short-Term Portfolio                 _______%
FIDELITY VARIABLE INSURANCE PRODUCTS                         Total Return Portfolio               _______%
  VIP Balanced Portfolio                          _______% VANGUARD VARIABLE INSURANCE FUND
  VIP Contrafund Portfolio                        _______%   Total Bond Market Index Portfolio    _______%
  VIP Index 500 Portfolio                         _______%   Total Stock Market Index Portfolio   _______%
  VIP Money Market Portfolio                      _______% VALIC COMPANY I
  FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST       International Equities Fund          _______%
  Developing Markets Securities Fund - Class 2    _______%   Mid Cap Index Fund                   _______%
  Foreign Securities Fund - Class 2               _______%   Small Cap Index Fund                 _______%
  Growth Securities Fund - Class 2                _______%

---------------------------------------------    ----------------------------------------------------------
Signature of Insured                             Signature of Policyholder (if other than Insured)

__________________________ ______, 20______
Date Signed

Rebalance, Executive Advantage/SM/, 09/12